UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

October 20, 2005

Date of Report (Date of earliest event reported)

KI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	20-1878963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

(Address of principal executive offices)

(412) 227-2001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2005, KI Holdings Inc. (the “Company”) entered into change in control agreements (the “Change in Control Agreements”) with each of the following officers (the “Executives”) of the Company:

•	Walter W. Turner, President and Chief Executive Officer of the Company
•	Thomas D. Loadman, Vice President and General Manager, Railroad Products & Services Division, Koppers Inc.
•	Kevin J. Fitzgerald, Vice President and General Manager, Carbon Materials & Chemicals Division, Koppers Inc.
•	M. Claire Schaming, Treasurer and Assistant Secretary of the Company
•	Leslie S. Hyde, Vice President, Safety and Environmental Affairs, Koppers Inc.

The Change in Control Agreements are effective as of October 20, 2005 and expire on March 31, 2006; provided that if a Change in Control (as defined in the Change in Control Agreements) occurs during the initial term, the agreements shall continue for a period of not less than 24 months.

The Change in Control Agreements set out severance benefits that become payable if one of the following events occurs: (i) the Executive terminates his or her employment upon 30 days written notice after (a) being requested to relocate his or her primary office to a location greater than 50 miles from the then current primary office of the Executive or (b) a material reduction in the Executive’s duties, responsibilities or compensation or (ii) the Company or Koppers Inc., as the case may be, terminates the Executive’s employment other than for Cause (as defined in the Change in Control Agreements); provided that such termination occurs (x) during the two year period following such Change in Control or (y) prior to such Change in Control if it can be reasonably demonstrated by the Executive that such termination was at the request of a third party that has taken steps reasonably calculated to effect a Change in Control.

The severance benefits to which the Executive would be entitled in the event of a termination of the Executive’s employment under the above-specified conditions following a Change in Control include (i) all of the Executive’s accrued salary to the date of termination, (ii) a pro-rata bonus for the year in which the termination occurs, (iii) a lump sum payment equal to twice the Executive’s base salary, (iv) a lump sum payment equal to the value of an additional two years of service under applicable supplemental and qualified pension plans, (v) life, disability, accident and group health benefits (or the monetary equivalent of such benefits) for two years or until the Executive receives comparable benefits from a third party and (vi) continued indemnification for pre-termination acts and omissions.

The form of Change in Control Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statement and Exhibits.

(c)	Exhibits. The following exhibit is filed herewith:
Exhibit No.	Description
10.1	Form of Change in Control Agreement entered into as of October 20, 2005 between the Company and the named Executive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 25, 2005
KI HOLDINGS INC. By: /s/ Steven R. Lacy Steven R. Lacy Senior Vice President, Administration, General Counsel and Secretary